Exhibit 8.1

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

July 23, 2015

Re:	Agreement and Plan of Merger dated as of March 5, 2015, as amended

Ladies and Gentlemen:

We have acted as special counsel to Targacept, Inc., a Delaware corporation (“Targacept”), in connection with the Agreement and Plan of Merger dated as of March 5, 2015, as amended on May 6 and May 13, 2015 (the “Merger Agreement”), by and among Targacept, Talos Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Targacept (“Merger Sub”) and Catalyst Biosciences, Inc. (“Catalyst”), pursuant to which Merger Sub will merge with and into Catalyst, with Catalyst surviving. In connection with the Merger, and pursuant to the Merger Agreement, (1) Targacept will amend its restated certificate of incorporation to effect a reverse stock split of Targacept common stock, $0.001 par value per share, at a ratio of 7-for-1 (the “Reverse Stock Split”), and (2) Targacept will declare and pay a dividend (the “Pre-Closing Dividend”) to its shareholders consisting of (a) cash, and (b) redeemable convertible notes of Targacept. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 filed by Targacept with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

July 23, 2015

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger (the “Effective Time”)) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Merger, Reverse Stock Split and Pre-Closing Dividend will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Merger will be effective under the laws of the State of Delaware;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification;

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement; and

6.	There will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement, the statements in the Registration Statement under the captions “The Merger – Material U.S. Federal Income Tax Consequences of the Pre-Closing Dividend to Holders of Targacept Common Stock,” “—Treatment of the Pre-Closing Dividend and the Reverse Stock Split as Separate Transactions,” “—Tax Consequences of the Pre-Closing Dividend,” “—Treatment of the Pre-Closing Dividend and the Reverse Stock Split as a Single Recapitalization,” “—Material U.S. Federal Income Tax Consequences of the Ownership of the Redeemable Convertible Notes” and “Matters Being Submitted to a Vote of Targacept Stockholders—Targacept Proposal No. 2: Approval of the Amendment to the Certificate of Incorporation of Targacept to Effect the Reverse Stock Split—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split,” constitute the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. as to the material U.S. federal income tax consequences of the Pre-Closing Dividend, ownership of the redeemable convertible notes and the Reverse Stock Split.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not

July 23, 2015

address all of the U.S. federal income tax consequences of the Pre-Closing Dividend. We express no opinion as to U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.

2.	No opinion is expressed as to any transaction other than the Pre-Closing Dividend, the Reverse Stock Split and the ownership of the redeemable convertible notes as described in the Merger Agreement and the Registration Statement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered to you in connection with the filing of the Registration Statement. We consent (1) to the filing of this opinion as an exhibit to the Registration Statement, (2) to the references to our firm name therein under the caption “Legal Matters,” and under the captions “The Merger—Material U.S. Federal Income Tax Consequences of the Pre-Closing Dividend to Holders of Targacept Common Stock,” “—Treatment of the Pre-Closing Dividend and the Reverse Stock Split as Separate Transactions,” “—Tax Consequences of the Pre-Closing Dividend,” “—Treatment of the Pre-Closing Dividend and the Reverse Stock Split as a Single Recapitalization,” “—Material U.S. Federal Income Tax Consequences of the Ownership of the Redeemable Convertible Notes” and “Matters Being Submitted to a Vote of Targacept Stockholders—Targacept Proposal No. 2: Approval of the Amendment to the Certificate of Incorporation of Targacept to Effect the Reverse Stock Split—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split,” and (3) to the inclusion of our opinion in the prospectus included within the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.